UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2013 (November 6, 2013)

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in its Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 6, 2013, Seacoast Banking Corporation of Florida (the “Company”) entered into a placement agency agreement with Hovde Group, LLC, as placement agent (the “Placement Agency Agreement”), relating to the offering, issuance and sale directly to investors (the “Purchasers”) of an aggregate of 34,883,721 shares (the “Shares”) of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at a price of $2.15 per share (the “Offering”). The Company estimates that the net proceeds from the Offering will be approximately $72.0 million, after deducting all estimated offering expenses and placement agency fees that are payable by the Company. The sale of the Shares to the Purchasers is being made pursuant to purchase agreements, dated November 6, 2013, between the Company and each of the Purchasers (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”). The Offering is expected to close on or about November 12, 2013.

In connection with this Offering, on November 6, 2013, CapGen Capital Group III L.P. (“CapGen Capital”), which is the Company’s largest shareholder currently owning 16.6% of the Company’s issued and outstanding Common Stock, has entered into a stock purchase agreement with the Company (the “Stock Purchase Agreement”), whereby CapGen Capital agreed to purchase 11,627,906 shares of the Company’s Common Stock in this Offering at $2.15 per share. Pursuant to the Stock Purchase Agreement, the Company and CapGen Capital agreed to enter into an agreement that will provide registration rights to CapGen Capital and the agreement must be in form and substance reasonably acceptable to both parties. CapGen Capital’s purchase of the Shares of the Company’s Common Stock is subject to regulatory approval by the Board of Governors of the Federal Reserve System, which approval and subsequent closing are expected to occur in December 2013, but if the approval does not occur by March 31, 2014, then either party may choose to terminate the Stock Purchase Agreement.

The Shares being sold in this Offering were offered pursuant to a prospectus supplement (the “Prospectus Supplement”) dated November 6, 2013 and the accompanying prospectus dated on February 14, 2013.

In connection with this Offering, the Company will pay the placement agent an aggregate placement agent’s fee equal to 5.0% of the gross proceeds of the sale of shares of Common Stock in the Offering, except that the placement agent fee with respect to the sale of shares of Common Stock in the Offering to CapGen Capital will be equal to 0.75% of the gross proceeds of the sale of shares to it. The placement agent will also be reimbursed for certain expenses incurred in connection with the offering, up to $75,000 in the aggregate.

The foregoing description of the material terms of the Placement Agency Agreement, the Purchase Agreements and the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Placement Agency Agreement, the form of Purchase Agreement and the Stock Purchase Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 1.1, 10.1 and 10.2, respectively, and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Placement Agency Agreement, dated as of November 6, 2013, by and between Seacoast Banking Corporation of Florida and Hovde Group, LLC.

5.1	Opinion of Alston & Bird LLP regarding the validity of the Common Stock to be issued and sold in the Offering.

10.1	Form of Purchase Agreement between Seacoast Banking Corporation of Florida and each Purchaser, dated November 6, 2013.

10.2	Stock Purchase Agreement, dated as of November 6, 2013, by and between Seacoast Banking Corporation of Florida and CapGen Capital Group III, L.P.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III Chairman and Chief Executive Officer

Date: November 7, 2013

4